UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 6, 2005
Date of Report (Date of earliest event reported)

CARLETON VENTURES CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-50180	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Suite 306, 1140 Homer Street
Vancouver, British Columbia Canada	V6B 2X6
(Address of principal executive offices)	(Zip Code)

604-689-1659
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01 Changes in Registrant’s Certifying Accountant

Morgan & Company, Chartered Accountants ("Morgan & Company") have been dismissed as principal independent accountant of Carleton Ventures Corp. (the "Company") effective May 6, 2005. The Company has engaged Manning Elliott, Chartered Accountants as its principal independent accountant effective May 6, 2005. The decision to change principal independent accountants has been approved by the Company’s board of directors.

The report of Morgan & Company dated March 18, 2005 on the balance sheets of the Company as at December 31, 2004 and 2003, and the related statements of operations, stockholders' deficiency and cash flows for the years ended December 31, 2004, 2003 and 2002, and the period from May 26, 1999 (inception) to December 31, 2004 did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles, other than to state that there is a substantial doubt that the Company will be able to continue as a going concern.

In connection with the audit of the years ended December 31, 2004, 2003 and 2002 and the period from May 26, 1999 (inception) to December 31, 2004 and the subsequent interim period through to May 6, 2005, there were no disagreements with Morgan & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Morgan & Company would have caused them to make reference thereto in their reports on the Company’s audited financial statements.

The Company has provided Morgan & Company with a copy of the foregoing disclosures and has requested in writing that Morgan & Company furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. The Company has received the requested letter from Morgan & Company wherein they have confirmed their agreement to the Company’s disclosures. A copy of Morgan & Company’s letter has been filed as an exhibit to this report.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 – Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers

Mr. George J. Hartman has been appointed to the board of directors of the Company effective May 9, 2005. Mr. Hartman’s appointment was approved by the Company’s board of directors by a written consent resolution of the board of directors dated May 9, 2005.

Mr. Hartman has thirty-seven years experience in developing green field projects into mining production companies including both metals and industrial mineral projects. His experience includes thirteen years managing several in-situ leach uranium mines from green field exploration sites through commercial production.

From 1989 to 2003, Mr. Hartman was General Manager for Fort Cady Minerals Corporation where he had complete responsibility for solution mining and process development, permitting, design, procurement, construction, production and property management. Property management included federal mining claims and private leases for a large deposit of borate mineral. He managed the project from test stage through construction and operation of a demonstration production facility. He was also involved with product marketing.

From 1982 to 1989 Mr. Hartman was General Manager, In Situ Leach Projects, for Uranerz USA. During this period he managed the interests of all in situ uranium projects which Uranerz

USA owned including Ruth, Crow Butte, and North Butte. Under his management, Uranerz served as the contract operator for the successful test solution mining of the Christenson Ranch uranium property now owned by Cogema. He was on the Uranerz acquisition team that studied potential uranium and precious and base metal properties in Nebraska, Colorado, Texas, New Mexico, Utah, California and Wyoming.

Prior to joining Uranerz, Mr. Hartman was president of Ogle Petroleum Inc. where he was in overall operating charge of this uranium production company that joint ventured with Duke Power on a commercial solution mine in Wyoming. He was responsible for managing the project from green field exploration through commercial production (shipped filtered yellowcake to the converter). Mr. Hartman personally designed the processing plant facilities.

Previous to his work with Uranerz, Mr. Hartman was the Texas Mines Manager for Wyoming Mineral Corporation (Westinghouse), where he was responsible for the management of two production in situ uranium mines with ion exchange processing plants in Bruni, and Three Rivers, Texas (shipped dried yellow cake to the converter).

Mr. Hartman has an M. S. degree in Mineral Economics (Colorado School of Mines) and a B. S. in Chemical Engineering (University of Denver). Four process patents have been granted in his name.

SECTION 9 FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Exhibits.

Exhibit	Description

16.1	Letter from Morgan & Company, dated May 11, 2005(1)

(1) Filed as an Exhibit to this Current Report on Form 8-K.

3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARLETON VENTURES CORP.

	By:	/s/ Aileen Lloyd
DATE: May 11, 2005		AILEEN LLOYD
Chief Financial Officer / Director

4.